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                                                                    Exhibit 10.1

                              FORBEARANCE AGREEMENT

         THIS FORBEARANCE AGREEMENT (this "Agreement") is entered into as of August 31, 2009 between Ivivi Technologies, Inc., a New Jersey corporation (the "Company"), and Emigrant Capital Corp, a Delaware corporation (the "Lender"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement dated as of April 7, 2009 between the Company and the Lender (the "Loan Agreement").

                                    RECITALS

         A. The Company and the Lender have entered into the Loan Agreement.

         B. An Event of Default has occurred (or shall occur) (i) under Section 9.1(i) of the Loan Agreement as a result of the Company's failure to repay the principal of the Loans on the Maturity Date, (ii) under Section 9.1(c) of the Loan Agreement as a result of the Company's failure to deliver to the Lender within the time period specified in Section 8.1(c)(ii)of the Loan Agreement the quarterly financial information required by such Section 8.1(c)(ii) for the fiscal quarter ended June 30, 2009, (iii) under Section 9.1(c) of the Loan Agreement as a result of the Company's failure to deliver to the Lender within the time period specified in Section 8.1(c)(iii) of the Loan Agreement the monthly financial information required by such Section 8.1(c)(iii) for July and August 2009 and (iv) under Section 9.1(b) of the Loan Agreement as a result of the Company's failure to file its quarterly report on Form 10-Q within the time period specified by applicable law, as required by Section 8.1(f) of the Loan Agreement (the Events of Default described in the foregoing clauses (i), (ii), (iii) and (iv) are hereinafter referred to collectively as the "Specified Defaults").

         C. The Company has requested that the Lender agree to forbear for the period of time set forth below from exercising its rights and remedies arising solely in connection with the Specified Defaults.

         D. The Lender has agreed to do so, but only pursuant to the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. ESTOPPEL, ACKNOWLEDGEMENT AND REAFFIRMATION. The Company hereby acknowledges and agrees that (i) the Specified Defaults currently exist and have not been waived by the Lender, (ii) the Company is indebted and liable to the Lender in the aggregate principal amount of $2,500,000.00 in respect of the Loans, plus interest, fees, expenses (including but not limited to attorneys' and financial advisors' fees that are reimbursable under the Loan Agreement), charges and all other obligations incurred in connection therewith as provided in the Loan Agreement or any Loan Document, and (iii) such amounts outstanding under the Loan Agreement constitute valid and subsisting obligations of the Company to the Lender that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. The Company hereby (i) acknowledges and affirms its obligations under the Loan Documents to which it is a party, (ii) acknowledges and affirms the Liens created and granted by the Company in the Loan Documents and (iii) agrees that this Agreement shall in no manner adversely affect or impair such Liens.


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         2. FORBEARANCE. Subject to the terms and conditions set forth herein, the Lender hereby agrees that, during the period commencing on the date hereof to (but excluding) the earlier of (a) September 10, 2009 and (b) the date that a Forbearance Termination Event occurs (such period, the "Forbearance Period"), the Lender shall forbear from (i) declaring the Loans, all interest thereon and all other amounts payable under the Loan Documents to be due and payable as a result of the occurrence of the Specified Defaults and (ii) instituting any judicial or non-judicial action or proceeding to enforce or obtain payment of the Loans or to enforce the Lender's Liens as a result of the Specified Defaults. The Borrower agrees that, during the Forbearance Period, the outstanding principal amount of the Note shall bear interest at a rate per annum equal to the lesser of (i) 18% and (ii) the maximum rate permitted by law. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Lender to forbear from exercising any of the rights or remedies available to it under the Loan Documents or under applicable law (all of which rights and remedies are hereby expressly reserved by the Lender) with respect to the Specified Defaults upon or after the termination of the Forbearance Period. In addition, nothing herein shall be construed to constitute an agreement by the Lender to forbear from exercising any rights and remedies available to it under the Loan Documents as a result of any Default or Event of Default that may exist on or after the date hereof, other than the Specified Defaults. Except as expressly set forth in this Agreement, this Agreement shall not operate as a waiver, amendment or modification of any Loan Document.

         3. FORBEARANCE TERMINATION EVENTS. As used herein, a "Forbearance Termination Event" shall mean the occurrence of any of the following: (i) any failure by the Company to comply with any of the terms of this Agreement, (ii) the exercise of any remedies by any lender (or the administrative or collateral agent on behalf of such lender) with respect to any other Indebtedness for borrowed money of the Company, (iii) the commencement of any lawsuit or proceeding by or on behalf of a holder or holders of any other Indebtedness of the Company against the Company to receive payments in connection with such Indebtedness or (iv) the making of any payment made by the Company or any of its subsidiaries (a) in cash in respect of any Indebtedness for borrowed money of the Company other than the Loans or (b) of an extraordinary nature to members of the Company's management, including, without limitation, bonuses or other forms of additional cash compensation.

         4. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Lender that:

                  (a) Upon giving effect to this Agreement (a) no Default or Event of Default exists (other than the Specified Defaults) and (b) all of the representations and warranties set forth in the Security Documents or in Sections 5.1, 5.4, 5.5, 5.7 and 5.27 of the Loan Agreement are true and correct in all material respects as of the date hereof (except for those that expressly state that they are made as of an earlier date, in which case they are true and correct as of such earlier date; and


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                  (b) The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate or other organizational action, and do not and will not: (a) contravene the terms of any of its organizational documents; (b) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien under, or require any payment to be made under (x) any contractual obligation to which the Company is a party or affecting the Company or its properties or any of its subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or its property is subject; or (c) violate any applicable law. The Company and each subsidiary thereof is in compliance with all contractual obligations referred to in clause
         (b)(x) above, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against the Company of this Agreement.

         5. RELEASE. In partial consideration of the Lender's willingness to enter into this Agreement, the Company hereby releases the Lender and its officers, affiliates, employees, representatives, agents, financial advisors, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act in connection with the Loan Documents on or prior to the date hereof.

         6. EXPENSES. The Company agrees to pay, immediately upon demand or invoice, all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the preparation of this Agreement and any amendments, modifications or waivers of the provisions of any Loan Document or incurred by the Lender in connection with the enforcement or protection of its rights under this Agreement, the Loan Agreement or any other Loan Document, including in each case the fees and disbursements of any counsel acting on behalf of the Lender.

         7. SUCCESSOR AND ASSIGNS. The provisions of this Agreement shall bind and inure to the benefit of the respective successors, assigns, heirs, executors and administrators of the parties hereto.

         8. ENTIRETY. This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.


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         9. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. This Agreement may be executed by facsimile signatures or by delivery of an executed signature page via electronic mail.

         10. SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

         11. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         12. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

         13. LOAN DOCUMENT. This Agreement is a Loan Document for all purposes.



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         IN WITNESS WHEREOF, the parties hereto have caused this Forbearance
Agreement to be duly executed as of the date first above written.

                                         IVIVI TECHNOLOGIES, INC.



                                         By: /s/ Ed Hammel
                                             -----------------------------------
                                             Name: Ed Hammel
                                             Title: Senior Vice President, Chief
                                             Administrative Officer


                                         EMIGRANT CAPITAL CORP.


                                         By: /s/ Kenneth Walters
                                             -----------------------------------
                                             Name: Kenneth Walters
                                             Title: Senior Managing Director